Exhibit 99.1

FOR IMMEDIATE RELEASE

VIRTUALSCOPICS, INC. REPORTS THIRD QUARTER AND NINE MONTHS 2014
FINANCIAL RESULTS; THIRD QUARTER AWARDS OUTSTANDING AND
BOOKINGS UP 29%, QUARTERLY REVENUES UP 23% FROM THE PRIOR YEAR

ROCHESTER, N.Y., November 13, 2014—VirtualScopics, Inc. (NASDAQ:VSCP), a leading provider of clinical trial imaging solutions, today reported financial results for the third quarter and nine months ended September 30, 2014. Awards outstanding and bookings as of and for the nine months ended September 30, 2014 increased 29% to $23.8 million, as compared to $18.4 million for the same period in 2013. Awards outstanding and bookings as of and for the year to date period ended today, November 13, 2014 are approximately $25.5 million, 124% of the $20.5 million as of and for the fiscal year ended December 31, 2013.

Revenues for the third quarter of 2014 were $2,741,241, an increase of 23%, as compared to $2,227,877 during the third quarter of 2013. Revenues for the first nine months of 2014 were $7,742,974 compared to $8,467,141 for the first nine months of 2013. The results from the prior year nine month period include a six week, one-time Phase III breast cancer study during the second quarter of 2013 that generated over $1 million in revenue. Excluding this six week study from 2013 revenues, VirtualScopics’ 2014 revenues for the first nine months would have increased over the prior year period by approximately $276,000, or 4%. The company’s book-to-bill ratio for the first nine months of 2014 was 2.54 compared to 1.29 in the first nine months of 2013, reflecting a 97% increase.

“We are very pleased with these positive year over year comparisons, as well as the strength of our awards outstanding and bookings that are indicative of future revenues for the company,” said Eric T. Converse, president and chief executive officer. “We believe that the increase in our book-to-bill ratio is the result of the focused and disciplined approach that the entire VirtualScopics team has demonstrated this year, which is gratifying for all of us. It is also important to note that revenues since the beginning of 2014 have increased quarter over quarter, a trend that we believe will continue for the rest of the year and into 2015.”

VirtualScopics reported a net loss for the third quarter of 2014 of $997,523 compared to a net loss of $793,322 in the third quarter of 2013. For the first nine months of 2014, the company reported a net loss of $2,459,427 compared to a net loss of $1,855,983 in the prior year period. The increase in net loss for the 2014 periods is primarily related to VirtualScopics’ increased investments in infrastructure, sales and marketing, systems, training and human capital.

Conference Call and Webcast Information

The company’s management will host a conference call and webcast today at 8:30 a.m. ET to

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Imaging Solutions for Clinical Trials	500 Linden Oaks • Second Floor • Rochester, NY 14625 • P:585.249.6231 • F:585.218.7350 • info@virtualscopics.com • www.virtualscopics.com

VSCP 2014 Q3 Results, page 2

discuss the company’s third quarter and nine months 2014 financial results and business outlook.

The conference call dial in information, webcast URL and replay information is as follows:

•	Domestic Call Dial In: 877-407-8035
•	International Call Dial In: 201-689-8035
•	Conference Call ID: 13594825

An accompanying slide presentation to enhance managements’ formal remarks, as well as a webcast of the call, can be accessed at: http://virtualscopics.investorroom.com/webcasts or at http://www.investorcalendar.com/IC/CEPage.asp?ID=173384.

A replay and slide presentation will be available one hour after the conclusion of the conference call for 90 days, and can be accessed at:

•	Replay Domestic Dial In: 877-660-6853
•	Replay International Dial In: 201-612-7415
•	Conference Call ID: 13594825
•	Webcast and slide presentation can be accessed at:

http://virtualscopics.investorroom.com/webcasts or at:

http://investorcalendar.com/IC/CEPage.asp?ID+173384

About VirtualScopics, Inc.

VirtualScopics, Inc. (NASDAQ:VSCP) is a leading provider of clinical trial imaging solutions to accelerate drug and medical device development. For risk-averse, time-constrained Clinical Trial Study Teams, Medical Directors and Imaging Scientists who require quality imaging data delivered on-time, within budget and on a consistent basis, VirtualScopics’ clinical trial imaging solutions are an inspired true exception to commonly-accepted services provided by other clinical trial imaging providers. Because of the scientific and operational flexibility and responsiveness available, VirtualScopics’ clinical trial imaging solutions deliver special performance advantages compared to other image service providers that offer common, every day clinical trial imaging services. For more information on VirtualScopics, Inc., please visit www.virtualscopics.com.

Forward-looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the company’s investment in infrastructure, new office in New Hope, Pennsylvania, the Scientific Advisory Board, the strategic alliance with IXICO, plc, the increase in awards outstanding and bookings and new

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Imaging Solutions for Clinical Trials	500 Linden Oaks • Second Floor • Rochester, NY 14625 • P:585.249.6231 • F:585.218.7350 • info@virtualscopics.com • www.virtualscopics.com

VSCP 2014 Q3 Results, page 3

customer contract signings and awards and/or statements preceded by, followed by or that include the words “believes”, “could”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “projects”, “seeks”, or similar expressions. Forward-looking statements deal with the company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contract awards, the risk that they may not get signed. Other risks include the company’s dependence on its largest customers and risk of contract performance, protection of our intellectual property and the risks of infringement of the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the company undertakes no obligation to update such forward-looking statements.

For More Information, Contact:

Donna N. Stein, APR, Fellow PRSA

Managing Partner

Donna Stein & Partners

315-361-4672

Email: dstein1@twcny.rr.com

Financial Tables to Follow

Imaging Solutions for Clinical Trials	500 Linden Oaks • Second Floor • Rochester, NY 14625 • P:585.249.6231 • F:585.218.7350 • info@virtualscopics.com • www.virtualscopics.com

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenues	$2,502,413	$2,144,535	$7,291,415	$7,973,973
Reimbursement revenues	238,828	83,342	451,559	493,168
Total revenues	2,741,241	2,227,877	7,742,974	8,467,141

Cost of services	1,573,790	1,328,406	4,664,548	4,602,469
Cost of reimbursement revenues	238,828	83,342	451,559	493,168
Total cost of services	1,812,618	1,411,748	5,116,107	5,095,637
Gross profit	928,623	816,129	2,626,867	3,371,504

Operating expenses
Research & development	307,470	376,595	899,655	1,179,760
Sales & marketing	545,172	347,977	1,373,056	1,135,782
General & administrative	957,795	753,828	2,452,438	2,526,483
Depreciation & amortization	74,106	88,863	236,135	275,730
Total operating expenses	1,884,543	1,567,263	4,961,284	5,117,755

Operating loss	(955,920)	(751,134)	(2,334,417)	(1,746,251)

Other income (expense)
Other income	1,030	1,030	3,087	5,381
Other expense	(633)	(1,218)	(2,097)	10,887
Total other income (expense)	397	(188)	990	16,268

Net loss	(955,523)	(751,322)	(2,333,427)	(1,729,983)

Preferred stock dividends	42,000	42,000	126,000	126,000
Net loss available to common stockholders	$(997,523)	$(793,322)	$(2,459,427)	$(1,855,983)

Weighted average basic and diluted shares outstanding	2,994,590	2,979,952	2,993,154	2,979,952
Basic and diluted loss per share	$(0.33)	$(0.27)	$(0.82)	$(0.62)

Imaging Solutions for Clinical Trials	500 Linden Oaks • Second Floor • Rochester, NY 14625 • P:585.249.6231 • F:585.218.7350 • info@virtualscopics.com • www.virtualscopics.com

VirtualScopics, Inc.
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2014	2013
	(Unaudited)
Assets
Current assets
Cash	$5,103,190	$7,330,630
Accounts receivable, net	2,055,948	1,725,070
Prepaid expenses and other current assets	448,909	397,699
Total current assets	7,608,047	9,453,399

Patents, net	1,237,137	1,334,420
Property and equipment, net	232,665	221,700
Total assets	$9,077,849	$11,009,519

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses	$1,185,404	$846,071
Accrued payroll	796,559	837,611
Unearned revenue	828,844	745,028
Dividends payable	335,333	293,333
Total current liabilities	3,146,140	2,722,043

Commitments and Contingencies

Stockholders' Equity
Convertible preferred stock, $0.001 par value; 1,000,000 and 15,000,000 shares authorized at September 30, 2014 and December 31, 2013, respectively;
Series C-1 3,000 shares authorized; issued and outstanding, 3,000 shares at September 30, 2014 and December 31, 2013; liquidation preference $1,000 per share	3	3
Series B 6,000 shares authorized; issued and outstanding, 600 shares at September 30, 2014 and December 31, 2013; liquidation preference $1,000 per share	1	1
Series A 8,400 shares authorized; issued and outstanding, 2,165 and 2,190 shares at September 30, 2014 and December 31, 2013; liquidation preference $1,000 per share	2	2
Series C-2 3,000 shares authorized; issued and outstanding, 0 shares at September 30, 2014 and December 31, 2013; liquidation preference $1,000 per share	-	-
Common stock, $0.001 par value; 20,000,000 and 85,000,000 shares authorized at September 30, 2014 and December 31, 2013, respectively;
issued 2,994,928 and 2,992,853 shares at September 30, 2014 and December 31, 2013, respectively; outstanding, 2,994,928 and 2,991,869 shares at September 30, 2014 and December 31, 2013, respectively	2,995	2,992
Additional paid in capital	21,970,276	21,992,619
Accumulated deficit	(16,041,568)	(13,708,141)
Total stockholders' equity	5,931,709	8,287,476

Total liabilities and stockholders' equity	$9,077,849	$11,009,519

Imaging Solutions for Clinical Trials	500 Linden Oaks • Second Floor • Rochester, NY 14625 • P:585.249.6231 • F:585.218.7350 • info@virtualscopics.com • www.virtualscopics.com